EXHIBIT 23(c)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Valpey-Fisher Corporation (formerly MATEC Corporation) on Form S-8 of our report dated February 15, 2002, appearing in the Annual Report on Form 10-K of Valpey-Fisher Corporation for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
May 26, 2004